EX 10.1

Execution Version

AMENDMENT NO. 5 TO AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT
THIS AMENDMENT NO. 5 TO AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT, dated as of April 7, 2017 (this “Agreement”), is made by and among (i) CYPRESS SEMICONDUCTOR CORPORATION, a Delaware corporation (the “Borrower”), (ii) SPANSION INC., a Delaware corporation, SPANSION LLC, a Delaware limited liability company, SPANSION TECHNOLOGY LLC, a Delaware limited liability company, SPANSION INTERNATIONAL AM, INC., a Delaware corporation, and SPANSION INTERNATIONAL TRADING, INC. a Delaware corporation (collectively, the “Guarantors” and, together with the Borrower, collectively, the “Credit Parties”), (iii) the Lenders party hereto, and (iv) MORGAN STANLEY SENIOR FUNDING, INC. (“MSSF”), as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders (such capitalized term and all other capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement referred to below unless the context otherwise requires).
PRELIMINARY STATEMENTS:
WHEREAS, the Borrower, the Credit Parties, Morgan Stanley Senior Funding, Inc., as Administrative Agent, swing line lender and collateral agent, Morgan Stanley Bank, N.A., as issuing bank, and the Lenders party thereto from time to time have heretofore entered into that certain Amended and Restated Credit and Guaranty Agreement, dated as of March 12, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”);
WHEREAS, the Borrower has engaged MSSF (together with its affiliates, the “Amendment No. 5 Lead Arranger”) as sole lead arranger and sole bookrunner in respect of this Agreement;
WHEREAS, pursuant to the terms of the Existing Credit Agreement, the Borrower incurred incremental term loans in an original, aggregate principal amount equal to $100 million on December 22, 2015 (the “2015 Incremental Term Loans”), pursuant to that certain Joinder Agreement, dated as of December 22, 2015 (the “2015 Incremental Joinder Agreement”), by and among, inter alios, the Borrower, the Guarantors party thereto, the institutions party thereto from time to time (together with any successors and assigns, the “2015 Incremental Lenders”) and the Administrative Agent;
WHEREAS, the Borrower has requested that the Lenders with respect to the 2015 Incremental Term Loans consent to certain amendments with respect to the Credit Agreement as it pertains to the 2015 Incremental Term Loans (the Existing Credit Agreement as so amended hereby, the “Credit Agreement”); and
WHEREAS, certain Lenders (which together constitute the Requisite Lenders with respect to the 2015 Incremental Term Loans) are willing, on the terms and subject to the conditions set forth below, to consent to such amendments to the Existing Credit Agreement;
NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Credit Parties and the Requisite Lenders with respect to the 2015 Incremental Term Loans, hereby agree as follows:

AGREEMENT:
Section 1.Amendments and Approvals with respect to the Credit Documents. Subject to the satisfaction (or waiver) of the conditions set forth in Section 3, the Existing Credit Agreement is amended as follows:
(a)    2015 Term Loan Applicable Margin. Section 2 of the 2015 Incremental Joinder Agreement shall be replaced in its entirety by the following:
Applicable Margin. Interest on the Incremental Term Loan shall bear interest, at the option of the Borrower, at the Base Rate plus the Applicable Margin or the Adjusted Eurodollar Rate plus the Applicable Margin. The Applicable Margin for the Incremental Term Loan shall mean, as of any date of determination, (i) with respect to any Incremental Term Loan that is a Eurodollar Rate Loan, 2.75% per annum and (ii) with respect to any Incremental Term Loan that is a Base Rate Loan, 1.75% per annum.
SECTION 2.    [Reserved].
SECTION 3.    Conditions to Effectiveness. The amendments contained in Section 1 shall be effective on the date the Administrative Agent has confirmed the satisfaction or waiver of each of the conditions contained in this Section 3 (the “Amendment No. 5 Effective Date”).
(a)    Execution of Counterparts. The Administrative Agent shall have received counterparts of this Agreement duly executed and delivered by (i) the Credit Parties, (ii) the Administrative Agent and (iii) the Lenders with respect to the 2015 Incremental Term Loans.
(b)    Officer’s Closing Certificate. The Administrative Agent shall have received an officer’s certificate from the Borrower certifying that (i) no Default or Event of Default exists, or will result from the execution of this Agreement and the transactions contemplated hereby as of the date hereof and (ii) all representations and warranties contained in this Agreement and the other Credit Documents are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date (provided that representations and warranties that are qualified by materiality shall be true and correct in all respects).
(c)    Fees and Expenses. The Borrower shall have paid to the Administrative Agent all fees due to the Administrative Agent and/or the Amendment No. 5 Lead Arranger to be paid in connection with this Agreement and all expenses to be paid or reimbursed to the Administrative Agent and/or the Amendment No. 5 Lead Arranger that have been invoiced at least one Business Day prior to the Amendment No. 5 Effective Date.
(d)    Know Your Client. The Administrative Agent shall have received, at least three Business Days prior to the Amendment No. 5 Effective Date, all documentation and other information with respect to the Borrower and the Guarantors requested by the Administrative Agent that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act.
SECTION 4.    Representations and Warranties. In order to induce the Requisite Lenders with respect to the 2015 Incremental Term Loans and the Administrative Agent to enter into this Agreement, the Credit Parties hereby represent and warrant to the Agents, Issuing Bank and each Lender, as of the date hereof, as follows:

(a)    this Agreement has been duly authorized, executed and delivered by each Credit Party and constitutes a legal, valid and binding obligation of each such Credit Party, enforceable against it in accordance with its terms, except to the extent the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);
(b)    the execution, delivery and performance by the Credit Parties of this Agreement will not (i) violate any of the Organizational Documents of Borrower or any of its Restricted Subsidiaries, (ii) violate any provision of any law or any governmental rule or regulation applicable to Borrower or any of its Restricted Subsidiaries, (iii) violate any order, judgment or decree of any court or other agency of government binding on Borrower or any of its Restricted Subsidiaries; (iv) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Borrower or any of its Restricted Subsidiaries; or (v) result in or require the creation or imposition of any Lien upon any of the properties or assets of Borrower or any of its Restricted Subsidiaries (other than any Liens created under any of the Credit Documents in favor of Collateral Agent, on behalf of the Secured Parties), except, in the case of each of clauses (ii) through (v) above, to the extent that such violation, conflict or Lien could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(c)    each of the representations and warranties contained in Article 4 of the Credit Agreement and in the other Credit Documents is true and correct in all material respects as of the Amendment No. 5 Effective Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true and correct in all material respects on and as of such earlier date (provided that representations and warranties that are qualified by materiality shall be true and correct in all respects); and
(d)    no Default or Event of Default exists, or will result from the execution of this Agreement and the transactions contemplated hereby as of the Effective Date.
SECTION 5.    Non-Impairment and Reaffirmation.
(a)    Non-Impairment, etc. After giving effect to this Agreement, neither the modification of the Existing Credit Agreement nor the execution, delivery, performance or effectiveness of this Agreement or any other Credit Document impairs the validity, effectiveness or priority of the Liens granted pursuant to the Collateral Documents (as in effect immediately prior to the Effective Date, the “Existing Security Documents”), and such Liens continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred.
(b)    Reaffirmation of Obligations. Each of the Credit Parties hereby consent to this Agreement and hereby (i) restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the Credit Documents effective as of the Effective Date and as amended hereby and hereby reaffirms its obligations (including the Obligations) under each Credit Document to which it is a party, (ii) confirms and agrees that the pledge and security interest in the Collateral granted by it pursuant to the Collateral Documents to which it is a party shall continue in full force and effect, and (iii) acknowledges and agrees that such pledge and security interest in the Collateral granted by it pursuant to such Collateral Documents shall continue to secure the Obligations, as amended or otherwise affected hereby.
SECTION 6.    Miscellaneous.
(a)    Full Force and Effect; Amendment and Restatement. Except as expressly provided herein and in the Credit Agreement, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Administrative Agent, Collateral Agent, the Arrangers or the Lenders under the Existing Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Credit Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Credit Document in similar or different circumstances.
(b)    Credit Document Pursuant to Credit Agreement. This Agreement is a Credit Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement, including, without limitation, the provisions relating to forum selection, consent to jurisdiction and waiver of jury trial included in Article 11 of the Credit Agreement, which provisions are hereby acknowledged and confirmed by each of the parties hereto.
(c)    Headings. The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.
(d)    Execution in Counterparts. This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed signature page of this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.
(e)    Cross-References. References in this Agreement to any Article or Section are, unless otherwise specified or otherwise required by the context, to such Article or Section of this Agreement.
(f)    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.
(g)    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
(h)    GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.
(i)    CONSENT TO JURISDICTION. THE TERMS AND PROVISIONS OF SECTION 11.15 OF THE CREDIT AGREEMENT ARE INCORPORATED BY REFERENCE HEREIN AS IF FULLY SET FORTH HEREIN.
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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.

CYPRESS SEMICONDUCTOR CORPORATION
By: /s/ Thad Trent

Name:	Thad Trent

Title:	Executive Vice President, Finance
and Administration and Chief Financial Officer

SPANSION INC.
By: /s/ Thad Trent

Name:	Thad Trent
Title: Secretary

SPANSION LLC
By: /s/ Thad Trent

Name:	Thad Trent
Title: President and Chief Financial Officer

SPANSION TECHNOLOGY LLC
By: Spansion Inc., its sole member

By: /s/ Thad Trent

Name:	Thad Trent
Title: Secretary

Signature Page to Amendment No. 5

SPANSION INTERNATIONAL AM, INC.
By: /s/ Thad Trent

Name:	Thad Trent
Title: President and Chief Financial Officer

SPANSION INTERNATIONAL TRADING, INC.
By: /s/ Thomas F. Geren

Name:	Thomas F. Geren
Title: President and Secretary

Signature Page to Amendment No. 5

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent and Collateral Agent
By: /s/ Jonathan Rauen

Name:	Jonathan Rauen
Title: Authorized Signatory

Signature Page to Amendment No. 5

BMO Harris Bank, N.A., as a Consenting Lender
By: /s/ Josh Hovernale

Name:	Josh Hovernale
Title: Director

Signature Page to Amendment No. 5

CIT Bank, N.A., as a Consenting Lender
By: /s/ Christopher Mongeluzzi

Name:	Christopher Mongeluzzi
Title: Authorized Signatory

FirstBank Puerto Rico, d/b/a FirstBank Florida, as a Consenting Lender
By: /s/ Jose M. Lacasa

Name:	Jose M. Lacasa
Title: SVP Corporate Banking

JPMorgan Chase Bank, N.A., as a Consenting Lender
By: /s/ Caitlin Stewart

Name:	Caitlin Stewart
Title: Vice President

SunTrust Bank, as a Consenting Lender
By: /s/ Min Park

Name:	Min Park
Title: Vice President